UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, Colorado 80111

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 25, 2013, StarTek, Inc. (the “Company”) entered into a new master services agreement (the “MSA”) with AT&T Services, Inc. (“AT&T”), which covers all services that the Company provides to AT&T. The MSA has an initial term through December 31, 2015 and may be extended upon mutual agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By: /s/ Lisa A. Weaver                Date: January 31, 2013
Lisa A. Weaver
Senior Vice President and Chief Financial Officer